                                                                    Exhibit 32.2

                  CERTIFICATION OF CHIEF FINANCIAL OFFICER (1)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the following certification is being made to accompany the Registrant's Quarterly Report on Form 10-QSB for the period ended
June 30, 2004;

In connection with the Quarterly Report of Catskill Litigation Trust on Form
10-QSB for the period ended June 30, 2004 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Paul A. deBary, Acting
Chief Financial Officer of the Catskill Litigation Trust, certify, pursuant to
18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002 that to my knowledge:

          (1)  The Report fully complies with the requirements of Section 13(a)
               or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of
               operations of the Catskill Litigation Trust.

                                          --------------------------------------
                                          Name:   Paul A. deBary
                                          Title:  Acting Chief Financial Officer
                                          Date:   August 17, 2004

          (1)  A signed original of this written statement required by Section
               906 has been provided to Catskill Litigation Trust and will be retained by Catskill Litigation Trust and furnished to the
               Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.